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                                                                    Exhibit 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Sequoia Systems, Inc. on Form S-8 (File Nos. 33-35362, 33-40339 and 33-64690) of our reports dated July 25, 1995, on our audits of the consolidated financial statements and financial statement schedule of Sequoia Systems, Inc. as of June 30, 1995 and 1994 and for each of the three years in the period ended June 30, 1995 which reports are included in this Annual Report on Form 10-K.




                                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
September 25, 1995